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                                                                    Exhibit 8(f)

                              THE BENCHMARK FUNDS

                   ADDENDUM NO. 6 TO THE CUSTODIAN AGREEMENT
                   -----------------------------------------

     This Addendum No. 6, dated as of the 27th day of January, 1998, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern have entered into a Custodian Agreement (the "Agreement") dated June 8, 1992, as amended by Addendum No. 1 dated January 8, 1993, Addendum No. 2 dated July 1, 1993, Addendum No. 3 dated October 8, 1996, Addendum No. 4 dated April 22, 1997 and Addendum No. 5 dated December 1, 1997 pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio and Intermediate Bond Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust is establishing the Global Asset Portfolio (the "Portfolio"), and it desires to retain Northern under the terms of the Agreement to act as the custodian for the Portfolio, and Northern is willing to so act;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Appointment. The Trust hereby appoints Northern custodian to the Trust for the Global Asset Portfolio for the period and on the terms set forth in the Agreement. Northern hereby accepts such appointment and agrees to render the services set forth in the Agreement for the compensation therein provided.

          2. Capitalized Terms. From and after the date hereof, the term "Portfolios" as used in the Agreement shall be deemed to include the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, Intermediate Bond Portfolio and Global Asset Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

          3. Miscellaneous. Except to the extent supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                       THE BENCHMARK FUNDS

Attest: /s/ Nancy James                By: /s/ J.A. Fitzpatrick
       -----------------------            ------------------------
                                       Name:   James A. Fitzpatrick
                                       Title:  Vice President

                                       THE NORTHERN TRUST COMPANY

Attest:                                By: /s/ James Snyder
       -----------------------            ------------------------
                                       Name:   James Snyder
                                       Title:  Vice President